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                                                            Exhibit 16.1


                    [LETTERHEAD OF GRANT THORNTON LLP]


April 6, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Re:   Southern Mineral Corporation
      File No. 0-8043

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Southern Mineral Corporation dated April 16, 1997, and agree with the statements contained therein.


                                               Very truly yours,

                                               /s/ GRANT THORNTON LLP
                                               ______________________
                                                   Grant Thornton LLP